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                                                                    Exhibit 23.2







                                UBS AG
                                Bahnhofstrasse 45
                                8098 Zurich
                                Switzerland





                                August 8, 2006 LAC | DUA
                                310029 | LAC | 000011.doc





       Dr. lur. Claude Lambert
                  Rechtsanwalt


      Homburger Rechtsanwalte   UBS AG
      Weinbergstrasse 56 | 58
               CH-8006 Zurich
Postfach 338 | CH-8035 Zurich   Ladies and Gentlemen:

     Telefon +41 43 222 10 00
         Fax +41 43 222 15 00   Reference is made to our opinion, dated July 26,
  claude.lambert@homburger.ch   2006 (the Opinion), addressed to New York Stock
                                Exchange, Inc. with respect to the supplemental listing application. We hereby consent to the filing of our Opinion as Exhibit 5.1 to Post
                                Effective Amendment No. 1 to UBS AG's
                                Registration Statement on Form S-8 (Registration
                                No. 333-127180).

                                Sincerely yours,




                                Claude Lambert